    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1994
                                                     REGISTRATION NO. 33 -
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                       NATIONAL MEDICAL ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                        95-2557091
 (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR                             IDENTIFICATION NO.)
         ORGANIZATION)

                             2700 COLORADO AVENUE
                        SANTA MONICA, CALIFORNIA 90404
                                (310) 998-8000
    (ADDRESS INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                SCOTT M. BROWN
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             2700 COLORADO AVENUE
                        SANTA MONICA, CALIFORNIA 90404
                                (310) 998-8000
                    (NAME, ADDRESS INCLUDING ZIP CODE AND
         TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement in accordance with the terms of the Trust instruments.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                     PROPOSED       PROPOSED
                                                     MAXIMUM        MAXIMUM
                                       AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
            TITLE OF                   TO BE        PRICE PER       OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED       UNIT*          PRICE*          FEE
- ---------------------------------------------------------------------------------------------
Common Stock, par value $.075 per
 share..........................     1,500,000        $18.06      $27,090,000     $9,342.00
=============================================================================================

* Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on August 23, 1994.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

P R O S P E C T U S

                                1,500,000 SHARES

                       NATIONAL MEDICAL ENTERPRISES, INC.

                                  COMMON STOCK

                               ----------------

  The shares of Common Stock offered hereby will be sold by a certain shareholder of National Medical Enterprises, Inc. ("NME" or the "Company"). See "Selling Shareholder." None of the proceeds from the sale of the Common Stock will be received by the Company. The shares will be offered for sale by the Selling Shareholder from time to time in brokerage transactions on the New York Stock Exchange or the Pacific Stock Exchange or through brokers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholder.

  The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. On August 23, 1994 the last reported sale price of the Common Stock on the New York Stock Exchange was $18.13 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS AUGUST   , 1994

                             AVAILABLE INFORMATION

  NME is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of NME and any material interest of such persons in transactions with NME, is distributed to shareholders of NME and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission, at prescribed rates, at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning NME also may be inspected at the offices of the New York Stock Exchange and the Pacific Stock Exchange.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by NME with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:

  (i)   Annual Report on Form 10-K for the fiscal year ended May 31, 1994;

  (ii) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 8, 1971, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

  (iii) The description of certain preferred stock purchase rights which have attached to the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 9, 1988, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

  In addition, all documents filed by NME pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  NME will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than the exhibits to such documents). Written or telephone requests should be directed to Scott
M. Brown, Senior Vice President, Secretary and General Counsel, National Medical Enterprises, Inc., 2700 Colorado Avenue, Santa Monica, California
 90404, telephone (310) 998-8000.

                                  THE COMPANY

  National Medical Enterprises, Inc. ("NME" or the "Company") is a leading investor-owned health care company with its core business being the operation of domestic and international general hospitals.

  Unless the context otherwise requires, "NME" or the "Company" refers to National Medical Enterprises, Inc. and its subsidiaries. The Company's executive offices are located at 2700 Colorado Avenue, Santa Monica, California 90404, telephone (310) 998-8000.

                              SELLING SHAREHOLDER

  The shares of Common Stock being offered hereunder are being sold by the United States Trust Company of New York ("Selling Shareholder"), as trustee, pursuant to the terms of the 1994 NME Supplemental Executive Retirement Plan Trust, as amended (the "SERP Trust"), and the 1994 Deferred Compensation Plan Trust, as amended (the "DCP Trust"). The Company has adopted and maintains the National Medical Enterprises, Inc. Supplemental Executive Retirement Plan, as amended (the "SERP"), and the National Medical Enterprises, Inc. Deferred Compensation Plan, as amended (the "DCP"), to attract, retain, motivate and provide financial security to certain management employees. NME established the SERP Trust and DCP Trust and has contributed 1,000,000 and 500,000 shares of Common Stock, respectively, into the trusts to secure the benefits payable to participants and/or their beneficaries under the SERP and the DCP. The shares of Common Stock are being registered pursuant to registration rights agreements between the Company and the Selling Shareholder. The following table sets forth information as of August 23, 1994 with respect to the Selling Shareholder.

                             BENEFICIAL OWNERSHIP   NUMBER OF   BENEFICIAL OWNERSHIP
       NAME OF SELLING        PRIOR TO OFFERING      SHARES        AFTER OFFERING
         SHAREHOLDER           NUMBER OF SHARES   BEING OFFERED   NUMBER OF SHARES
       ---------------       -------------------- ------------- --------------------
   United States Trust Com-
    pany of New York, as
    trustee of SERP Trust..       1,000,000*       1,000,000*             0
   United States Trust Com-
    pany of New York, as
    trustee of DCP Trust...         500,000*         500,000*             0

- --------
* Represents less than 1% of outstanding shares of the Company's Common Stock.

  The Company will pay all expenses incurred in connection with the offering except for brokerage fees or any underwriting discounts or commissions which shall be paid by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act.

                              PLAN OF DISTRIBUTION

  The shares may be sold from time to time by the Selling Shareholder in any one or more transactions (which may involve block transactions) on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market, on NASDAQ and on any exchange on which the Common Stock may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions).

  In connection with such sales, the Selling Shareholder and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation under the Securities Act. In addition, any of the securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

  No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, and any information or representations not contained in this Prospectus must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such an offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Scott M. Brown, Senior Vice President and General Counsel of the Company.

  As of August 29, 1994, Mr. Brown owned 2,400 shares of Common Stock, had been granted options to purchase 93,002 shares of Common Stock and had the right to acquire 199,489 shares of Common Stock.

                                    EXPERTS

  The audited consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K as of the year ended May 31, 1994 and 1993 and for each of the years in the three-year period ended May 31, 1994 have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of such firm as experts in auditing and accounting.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



  No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling shareholder. This Pro-spectus does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                               ----------------

                                   CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
The Company................................................................   3
Selling Shareholder........................................................   3
Plan of Distribution.......................................................   4
Legal Matters..............................................................   4
Experts....................................................................   4



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



                               1,500,000 SHARES

                               ----------------

                      NATIONAL MEDICAL ENTERPRISES, INC.

                                 COMMON STOCK


                               ----------------

                                  PROSPECTUS

                               ----------------

                                        , 1994



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission fee........................... $ 9,342
      Blue sky fees and expenses.......................................   2,000
      Printing and engraving fees......................................   1,500
      Accounting fees and expenses.....................................   3,000
      Miscellaneous....................................................   6,000
                                                                        -------
          Total........................................................ $21,842
                                                                        =======

  All expenses incurred in connection with the offering will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Nevada law and the Company's Restated Articles of Incorporation and Restated By-laws permit indemnification of Directors and officers in terms sufficiently broad to indemnify Directors and officers under certain circumstances for liabilities (including expense reimbursement) arising under the Securities Act of 1933 (the "Securities Act"). The Company also maintains an indemnification agreement with each of its Directors and any officer designated by the Company's Board of Directors insuring them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

  (4) Instruments Defining the Rights of Security Holders, Including
      Indentures

      (a) DCP Trust Registration Rights Agreement

      (b) SERP Trust Registration Rights Agreement

      (c) 1994 NME Deferred Compensation Plan Trust (Incorporated by reference to Exhibit 10(aaa) to Registrant's Annual Report on Form 10-K dated August 25, 1994)

      (d) 1994 NME Supplemental Executive Retirement Plan Trust (Incorporated by reference to Exhibit 10(uu) to Registrant's Annual Report on Form 10-K dated August 25, 1994)

  (5) Opinion re Legality

      (a) Opinion of Scott M. Brown

  (23) Consents of Experts and Counsel

      (a) Consent of KPMG Peat Marwick LLP

      (b) Consent of Scott M. Brown (included in his opinion filed as Exhibit
          5).

  (24) Power of Attorney

      (a) Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (a) (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


       (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SANTA MONICA, STATE OF CALIFORNIA ON AUGUST 30, 1994.

                                          National Medical Enterprises, Inc.

                                          By /s/ Scott M. Brown
                                          _____________________________________
                                                     Scott M. Brown
                                           Senior Vice President and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS IN THIS REGISTRATION STATEMENT IN ANY CAPACITY HEREBY CONSTITUTES AND APPOINTS JEFFREY C. BARBAKOW, RAYMOND L. MATHIASEN AND SCOTT M. BROWN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF AUGUST 30, 1994.

                SIGNATURE                                    TITLE
                ---------                                    -----
        /s/ Jeffrey C. Barbakow                  Chairman, Chief Executive
   ____________________________________           Officer and Director
           Jeffrey C. Barbakow                    (Principal Executive
                                                  Officer)

       /s/ Michael H. Focht, Sr.                 President, Chief Operating
   ____________________________________           Officer and Director
          Michael H. Focht, Sr.

       /s/ Raymond L. Mathiasen                  Senior Vice President and
   ____________________________________           Chief Financial Officer
           Raymond L. Mathiasen                   (Principal Financial and
                                                  Accounting Officer)

         /s/ John C. Bedrosian                   Director
   ____________________________________
            John C. Bedrosian

             SIGNATURE                           TITLE
             ---------                           -----

       /s/ Bernice Bratter           Director
____________________________________
          Bernice Bratter

      /s/ Maurice J. DeWald          Director
____________________________________
         Maurice J. DeWald

       /s/ Peter de Wetter           Director
____________________________________
          Peter de Wetter

     /s/ Edward Egbert, M.D.         Director
____________________________________
        Edward Egbert, M.D.

       /s/ Raymond A. Hay            Director
____________________________________
           Raymond A. Hay
     /s/ Nita P. Heckendorn          Director
____________________________________
         Nita P. Heckendorn

       /s/ Lester B. Korn            Director
____________________________________
           Lester B. Korn

     /s/ James P. Livingston         Director
____________________________________
        James P. Livingston

    /s/ Richard S. Schweiker         Director
____________________________________
        Richard S. Schweiker